Danimer Scientific Announces Second Quarter 2023 Results

-- Issues Separate Release Announcing Accepted Part 2 Application for DoE Loan Guarantee --

-- Expands Portfolio with Resins for Protective Films, Shrink Wrap & Produce Bags --

BAINBRIDGE, GA – August 8, 2023 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next-generation bioplastics company focused on the development and production of highly engineered biodegradable materials, today announced financial results for its second quarter, ended June 30, 2023.

Danimer announced, in a separate release also issued after the close of market today, the acceptance of its Part II Application by the U.S. Department of Energy (DOE) under the Title XVII Loan Guarantee. The Company has been invited into the confirmatory due diligence and term sheet negotiation process that, upon successful completion could lead to funding from the U.S. Department of the Treasury’s Federal Financing for construction of its greenfield manufacturing facility in Bainbridge, Georgia.

Stephen E. Croskrey, Chairman and Chief Executive Officer of Danimer, commented, “During the second quarter, we made progress in a number of areas. We are very pleased to have moved into the next phase of the financing process with the Department of Energy. We also are excited to have launched new programs that grow and diversify our portfolio of customers and end-use applications. We expect to close this year with momentum in our business and a renewed ability to keep pace with a range of future opportunities for growth. We believe we will enter next year having demonstrated that we are the clear leader in the fast-growing market for responsible alternatives to petroleum-based materials.”

Mr. Croskrey continued, “We are very pleased, after more than three years of careful development work on three new end-use applications, to now have commercialized protective films, shrink wrap and produce bags. We are also excited to play a key role in the rapid commercial launch of compostable coffee-pods. This is a very large category currently dependent on petroleum-based materials which pending EU legislation, if passed, would prohibit from use.”

Mr. Croskrey concluded, “We continue to push forward on other meaningful commercial initiatives. As we await final selections for straw and cutlery programs for customers in the quick service restaurant space, we are making excellent progress in the development of aqueous and extruded coatings for paper cups and for thermoformed cup lids. We believe that our unique ability to offer customers this combination of four key end-use applications will make for a powerful, comprehensive and extremely valuable solution that addresses single-use plastic waste for customers across the food service industry.”

Second Quarter 2023 Financial Highlights:

•
Revenues grew to $12.9 million in the second quarter of 2023 both compared to $12.7 million in the year-ago quarter of 2022 and compared to first quarter 2023 revenues of $11.9 million.

Growth was entirely attributable to product revenue, which was $12.2 million in the second quarter as compared to $11.6 million in the same period of last year, driven by stronger sales of PHA-based resins, which increased 10% compared to prior year and 69% sequentially, partially offset by a modest decline in PLA-based resin sales.

Service revenue were $0.7 million in the second quarter as compared to $1.1 million in the second quarter of last year, an expected decline that reflects the successful completion of development work for certain customers, that has now progressed to commercialization.

•
Gross profit was $(6.6) million compared to $(2.2) million in the second quarter of 2022. Adjusted gross profit was $(1.6) million compared to $(0.5) million in the second quarter of

2022. The reduction in adjusted gross profit primarily reflects increased fixed production costs associated with greater capacity.
•
Net loss for the second quarter was $(39.2) million compared with $(30.4) million in the prior year period.
•
Adjusted EBITDA in the second quarter of 2023 improved to $(10.2) million as compared to $(12.9) million in the second quarter of 2022. As in recent previous quarters, this improvement was attributable to a comprehensive program of expense control measures implemented across many areas of the business.

Capital Structure

At June 30, 2023, the Company reported a total debt balance of $377.8 million, which included the Company’s convertible senior notes, its recent senior secured term loan and $45.7 million dollars of low-interest New Markets Tax Credit loans that the Company expects will be forgiven beginning in 2026. The Company noted that, including $14.5 million of restricted cash, effective liquidity at the end of the second quarter was $105.2 million. The Company remains comfortable with its liquidity position and it has the strategic and operational flexibility required to execute its growth strategy.

Outlook

The Company noted that its second quarter and first half results have been consistent with its expectations, and it remains confident in its competitive position and its expectations for growth. At the same time, given a possible shift in the timing of certain significant new program awards and associated first shipment delays, the Company now believes that a bias toward the low end of its previously communicated range for 2023 full-year Adjusted EBITDA of $(23) million to $(31) million is prudent. The Company continues to anticipate full-year capital expenditures in the range of $26 million to $31 million.

Webcast & Conference Call

A webcast and conference call will be held today, August 8, 2023, at 4:30 p.m. Eastern Time to review the Company’s second quarter results, discuss recent events and conduct a question and answer session. The live webcast of the conference call can be accessed on the Investor Relations section of the Company’s website at https://ir.danimerscientific.com.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-888-999-3182 or 1-848-280-6330, respectively. Upon dialing in, please request to join the Danimer Scientific Second Quarter 2023 Earnings Conference Call. The archived webcast will be available for replay on the Company's website after the call.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 480 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit https://danimerscientific.com.

Forward‐Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, without limitation, statements regarding our expectations for full year 2023 capital expenditures, Adjusted EBITDA and cash balances. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact on our business, operations and financial results from the ongoing conflict in Ukraine; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

James Palczynski

Phone: 415-876-8429

ir@danimer.com

Media

Anthony Priwer

apriwer@daltonagency.com

Phone: 615-515-4891

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands, except share and per share data)	2023	2022
Assets:
Current assets:
Cash and cash equivalents	$90,771	$62,792
Accounts receivable, net	12,998	17,989
Other receivables, net	1,481	1,635
Inventories, net	29,866	32,743
Prepaid expenses and other current assets	5,441	5,225
Contract assets, net	4,818	4,687
Total current assets	145,375	125,071

Property, plant and equipment, net	454,136	453,949
Intangible assets, net	79,332	80,941
Right-of-use assets	19,153	19,028
Leverage loans receivable	31,446	31,446
Restricted cash	14,467	1,609
Other assets	344	226
Total assets	$744,253	$712,270

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$3,558	$14,977
Accrued liabilities	4,985	5,001
Deferred revenue	875	-
Current portion of lease liability	3,337	3,337
Current portion of long-term debt, net	1,847	1,972
Total current liabilities	14,602	25,287

Private warrants liability	245	212
Long-term lease liability, net	22,001	22,114
Long-term debt, net	375,994	286,398
Deferred income taxes	44	200
Other long-term liabilities	1,083	447
Total liabilities	$413,969	$334,658

Stockholders' equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized: 101,938,376 and 101,804,454 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	$10	$10
Additional paid-in capital	704,802	676,250
Accumulated deficit	(374,528)	(298,648)
Total stockholders’ equity	330,284	377,612
Total liabilities and stockholders’ equity	$744,253	$712,270

Danimer Scientific, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenue:
Products	$12,174	$11,575	$23,270	$24,791
Services	691	1,128	1,521	2,655
Total revenue	12,865	12,703	24,791	27,446

Costs and expenses:
Cost of revenue	19,433	14,934	37,642	30,999
Selling, general and administrative	16,844	20,975	35,543	43,211
Research and development	7,709	8,913	14,784	16,044
Loss on sale of assets	-	1	170	1
Total costs and expenses	43,986	44,823	88,139	90,255
Loss from operations	(31,121)	(32,120)	(63,348)	(62,809)
Nonoperating income (expense):
Gain (loss) on remeasurement of private warrants	1,083	2,012	(33)	7,007
Interest, net	(9,162)	(652)	(12,548)	(1,644)
Loss on loan extinguishment	(102)	-	(102)	-
Other, net	-	75	-	84
Total nonoperating income (expense):	(8,181)	1,435	(12,683)	5,447
Loss before income taxes	(39,302)	(30,685)	(76,031)	(57,362)
Income taxes	61	240	151	531
Net loss	$(39,241)	$(30,445)	$(75,880)	$(56,831)

Basic and diluted net loss per share	$(0.38)	$(0.30)	$(0.74)	$(0.56)

Weighted average number of shares used to compute:
Basic and diluted net loss per share	101,938,376	101,047,650	101,917,585	100,888,185

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(75,880)	$(56,831)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	27,974	27,983
Depreciation and amortization	14,752	8,588
Amortization of debt issuance costs	3,485	1,152
Accounts receivable reserves	(948)	826
Inventory reserves	464	597
Amortization of right-of-use assets and lease liability	(237)	(173)
Loss on disposal of assets	170	1
Deferred income taxes	(155)	(531)
(Gain) loss on remeasurement of private warrants	33	(7,007)
Contract asset reserve	-	1,216
Other	1,046	45
Changes in operating assets and liabilities
Accounts receivable	5,939	(2,166)
Other receivables	38	2,692
Inventories, net	2,383	(10,838)
Prepaid expenses and other current assets	1,130	1,434
Contract assets	(959)	(1,540)
Other assets	(120)	(5)
Accounts payable	(2,377)	(2,693)
Accrued liabilities	600	(2,220)
Other long-term liabilities	636	-
Unearned revenue and contract liabilities	875	2,077
Net cash used in operating activities	(21,151)	(37,393)
Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(23,041)	(108,850)
Acquisition of Novomer, net of cash acquired	-	(14)
Proceeds from sales of property, plant and equipment	-	55
Net cash used in investing activities	(23,041)	(108,809)
Cash flows from financing activities:
Proceeds from long-term debt	130,000	-
Cash paid for debt issuance costs	(33,295)	(279)
Principal payments on long-term debt	(11,744)	(88)
Proceeds from employee stock purchase plan	129	296
Proceeds from exercise of stock options	-	197
Employee taxes related to stock-based compensation	(61)	-
Cost related to warrants	-	(55)
Net cash provided by financing activities	85,029	71
Net increase (decrease) in cash and cash equivalents and restricted cash	40,837	(146,131)
Cash and cash equivalents and restricted cash-beginning of period	64,401	286,968
Cash and cash equivalents and restricted cash-end of period	$105,238	$140,837

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted gross profit” and "Adjusted gross margin". Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of private warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments and impairment of goodwill; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted gross profit is defined as gross profit plus depreciation, stock-based compensation and nonrecurring items.

Adjusted gross margin is defined as adjusted gross profit divided by total revenue.

Danimer believes that each of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offer additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

	Three Months Ended June 30,
	2023	2022
(in thousands)
Net income (loss)	$(39,241)	$(30,445)
Stock-based compensation	13,666	14,546
Interest, net	9,162	652
Depreciation and amortization	7,173	4,328
(Gain) loss on remeasurement of private warrants	(1,083)	(2,012)
Loss on extinguishment of debt	102	-
Income taxes	(61)	(240)
Litigation and other legal related	37	801
Strategic reorganization and related	28	-
Inventory reserve	-	(520)
Loss on sale of assets	-	1
Public company transition	-	96
Other, net	-	(75)
Adjusted EBITDA	$(10,217)	$(12,868)

Reconciliation of Adjusted Gross Profit to Gross Profit (Unaudited)

	Three Months Ended June 30,
	2023	2022
(in thousands)
Total revenue	$12,865	$12,703
Cost of revenue	19,433	14,934
Gross profit (loss)	(6,568)	(2,231)
Depreciation	4,934	2,289
Stock-based compensation	2	10
Inventory reserve	-	(520)
Adjusted gross profit (loss)	$(1,632)	$(452)

Adjusted gross margin	-12.7%	-3.6%